EXHIBIT 2.7

[Portions of this exhibit have been omitted pursuant to a Request for Confidential Treatment]

THE SYMBOL "[*]" IS USED TO INDICATE WHERE A PORTION OF THIS EXHIBIT HAS BEEN OMITTED.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  A COMPLETE COPY OF THIS EXHIBIT, CONTAINING ALL OF THE OMITTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDMENT

DATED AS OF APRIL 29, 2003

TO

ASSET PURCHASE AGREEMENT

DATED AS OF DECEMBER 9, 2002
(AS AMENDED)

BY AND AMONG

ELAN PHARMACEUTICALS, INC.,

ELAN DIAGNOSTICS, INC.,

NOVITRON INTERNATIONAL, INC.

AND

CLINICAL DATA INC.

AMENDMENT

AMENDMENT dated as of April 29, 2003 (this "Amendment"), to ASSET PURCHASE AGREEMENT, dated as of December 9, 2002, as previously amended on February 10, 2003, March 18, 2003 and March 31, 2003 (the "Agreement"), by and among ELAN PHARMACEUTICALS, INC., a Delaware corporation ("Parent"), ELAN DIAGNOSTICS, INC., a Delaware corporation ("Seller"), NOVITRON INTERNATIONAL, INC., a Delaware corporation ("Buyer"), and CLINICAL DATA INC., a Delaware corporation ("Clinical Data").

RECITALS

WHEREAS, Parent, Seller and Buyer are parties to the Agreement; and

WHEREAS, in accordance with Section 2.1 of the Agreement, Buyer has designated Clinical Data, its U.S. wholly owned subsidiary, to purchase the Purchased Assets and assume the Assumed Contracts and the Assumed Liabilities pursuant to the Agreement;

WHEREAS, the parties desire to amend the Agreement and to enter into certain additional agreements, all as set forth herein.

NOW, THEREFORE, in consideration of the recitals and of the premises, mutual covenants, mutual representations, warranties, covenants, conditions and agreements set forth herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

ARTICLE II

AMENDMENTS

Section 2.1. Amendments to Article I of the Agreement.

(a) Section 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.6.  Assumed Contracts.

"Assumed Contracts" shall mean all Contracts (subject to the terms and provisions of Section 2.4), including, without limitation, the Contracts that are specifically listed on Schedule 1.6 attached hereto; provided, however, that Contracts listed on Schedule 1.21 attached hereto shall be excluded from the Assumed Contracts."

(b) Section 1.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.13.  Closing.

"Closing" shall mean the meeting of the parties to be held at 10:00 a.m., New York, New York time, on the Closing Date, at the offices of Hunton & Williams, 200 Park Avenue, New York, New York, or such other time and place as the parties may mutually agree."

(c) Section 1.14 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.14.  Closing Date.

"‘Closing Date" shall mean April 29, 2003 or the first business day thereafter on which all of the conditions set forth in Articles VI and VII (other than those conditions which by their nature are to be satisfied on the Closing Date) shall have been satisfied or waived, or such other date as the parties may mutually agree."

(d) Section 1.21(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(iii) all cash, cash equivalents and intercompany receivables of Seller as of the Effective Time;"

(e) Section 1.23 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.23.  [Intentionally Omitted]"

(f) Section 1.29 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.29.  [Intentionally Omitted]"

(g) Section 1.39 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 1.39.  Purchase Price.

"‘Purchase Price" shall mean USD $7,500,000."

Section 2.2. Amendments to Article II of the Agreement.

(a) Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.2.  Payment of the Purchase Price.

At the Closing, Buyer shall pay to Seller, in cash by wire transfer of immediately available funds to the account designated by Seller in writing or by such other means as the parties may mutually agree, the entire Purchase Price."

(b) Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.3.  Final Balance Sheet.

(a) Within 90 days after the Closing Date, Buyer shall cause Buyer’s Accountant, in consultation with Robert Packer (if available), to prepare and deliver to Seller a draft Final Balance Sheet, which shall be prepared in accordance with GAAP, except as set forth on Schedule 2.3(a) attached hereto. In preparing the Final Balance Sheet, reasonable doubt as to the appropriateness of management’s treatment of items under GAAP shall be resolved in favor of management’s treatment of items provided that such treatment is consistent with past management practice.

(b) If Seller has no objections to the draft Final Balance Sheet, such draft shall be the Final Balance Sheet. If Seller has any objections to the draft Final Balance Sheet, Seller will deliver a detailed statement describing such objections to Buyer’s Accountant and Buyer within 20 days after receiving the draft Final Balance Sheet. Buyer, Buyer’s Accountant and Seller will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 20 days after Buyer’s Accountant and Buyer have received the statement of objections, Buyer and Seller will select a nationally-recognized accounting firm mutually acceptable to them to resolve any remaining objections. If Buyer and Seller are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding Buyer’s Accountant and KPMG LLP).

(c) Buyer’s Accountant will revise the draft Final Balance Sheet as appropriate to reflect the resolution of Seller’s objections (as agreed upon by Buyer, Buyer’s Accountant and Seller or as determined by such selected accounting firm) and deliver it to Buyer and Seller within 20 days after the resolution of such objections. Such revised statement shall be the Final Balance Sheet.

(d) [Intentionally Omitted]

(e) If any unresolved objections are submitted to an accounting firm for resolution as provided above, Buyer and Seller will share equally the fees and expenses of such accounting firm.

(f) Buyer’s Accountant will provide reasonable access to the work papers used in preparing the Final Balance Sheet to Seller and Seller’s representatives during the preparation by Buyer’s Accountant of the Final Balance Sheet and the resolution of any objections with respect thereto.

(g) [Intentionally Omitted]"

Section 2.3. Amendments to Article V of the Agreement.

(a) The second paragraph of Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

"In addition, during the period between the Closing Date and the first anniversary of the Closing Date, Seller agrees that, upon the reasonable request of Buyer, to use its commercially reasonable efforts to enforce, for Buyer’s benefit and at Buyer’s sole cost and expense, the confidentiality provisions contained in the Consulting Agreements, each dated January 1, 2000, between Elan Holdings, Inc. and John Turpen and Larry A. Carbonari, respectively."

Section 2.4. Amendments to Articles VI, VII and VIII of the Agreement.

(a) Section 6.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 6.7.  [Intentionally Omitted]"

(b) Section 6.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 6.9.  [Intentionally Omitted]"

(c) Section 7.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 7.6.  [Intentionally Omitted]"

(d) In the last sentence of Section 8.2(d) of the Agreement, the words "Buyer Indemnified Parties" are hereby changed to "Seller Indemnified Parties".

(e) Section 8.2(e) of the Agreement is hereby amended by adding the text "(other than Section 2.4(e))" immediately before the final period thereof.

(f) Section 8.8(a) of the Agreement is hereby amended by adding the following as the second sentence thereof:

"For the avoidance of doubt, if such financial statements are not completed within 60 days following the Closing, Parent and Seller shall continue to use commercially reasonable efforts to assist and cooperate with Buyer in Buyer’s preparation of such financial statements until such financial statements are completed."

(g) Section 8.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 8.10.  [Intentionally Omitted]"

Section 2.5. Amendments to Articles X and XI of the Agreement.

(a) Section 10.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 10.1.  Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned the only as follows: (i) at any time prior to the Closing by mutual written agreement of Seller and Buyer; (ii) by Parent, Seller or Buyer, if the Closing Date shall not have occurred on or before May 1, 2003; (iii) [intentionally omitted]; (iv) [intentionally omitted]; (v) by Buyer, if there has been a material violation or breach by Seller or Parent of any agreement, covenant, representation or warranty of Seller or Parent set forth in this Agreement that has rendered the satisfaction of any condition set forth in Article VI impossible and such violation or breach has not been waived by Buyer; or (vi) by Parent or Seller, if there has been a material violation or breach by Buyer of any agreement, covenant, representation or warranty of Buyer set forth in this Agreement that has rendered the satisfaction of any condition set forth in Article VII impossible and such violation or breach has not been waived by Parent and Seller; provided that the right to terminate this Agreement under clause (ii) of this Section 10.1 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the direct cause of or has directly resulted in the failure of the Closing Date to occur on or before May 1, 2003."

(b) Section 11.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

"Section 11.4.  Governing Law.

This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof; including all matters of construction, validity and performance (including Sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choices of law and conflict of law rules)."

Section 2.6. Amendments to the Schedules to the Agreement.

(a) Schedule 1.6 is hereby amended as follows:

(i) Item 14 (p. 3) is hereby amended and restated in its entirety as follows:

"14) Sole Distributor Agreement between Mechatronics Instruments B.V. and Elan Pharma, Inc. — dated March 1, 1996."

(ii) Item 15 (p. 3) is hereby amended and restated in its entirety as follows:

"15) [Intentionally Omitted]"

(iii) Item 9 (p. 8) is hereby amended and restated in its entirety as follows:

9) Distribution Agreement dated April 8, 1999 between Seller, as successor in interest to Elan Holdings, Inc., and Taylor & Taylor Company Ltd.; Lease Agreement dated June 25, 1999 between Seller, Taylor & Taylor Company Ltd. and the Minister of Health of Ghana; Addendum #1 signed July 15, 1999; Letter to Taylor & Taylor Company Ltd. from Peter von Stein, dated July 30, 1999; Purchase and Sale Agreement dated November 21, 2000 between Seller, Taylor & Taylor Company Ltd. and the Minister of Health of Ghana; Letter to Seller from Taylor & Taylor Company Ltd., dated October 28, 2002; and Letter to Taylor & Taylor Company Ltd. from Seller, dated November 12, 2002; and Email to Taylor & Taylor Company Ltd. from Seller, dated March 25, 2003 (collectively, the "Ghana Agreements").

(b) Schedule 1.21, items 9 and 10 are hereby amended and restated in their entirety to read as follows:

"9) Biotecnica Agreements: (i) Biotecnica Instruments O.E.M. Agreement dated March 16, 1990 between BIO-CHEM Laboratory Systems, Inc. and Biotecnica Instruments s.r.l.; (ii) Addendum dated May 1, 1992 between BIO-CHEM Laboratory Systems, Inc. and Biotecnica Instruments s.r.l.; (iii) Addendum dated September 1, 1994 between BIO-CHEM Laboratory Systems, Inc. and Biotecnica Instruments s.r.l.; (iv) BIO-CHEM Performance Agreement for South America dated September 2, 1994 between BIO-CHEM Laboratory Systems, Inc. and Biotecnica Instruments s.r.l.; (v) Distribution Agreement dated May 19, 1998 between Biotecnica Instruments S.p.A. and BIO-CHEM Laboratory Systems, Inc.; (vi) Waiver Agreement dated July 10, 1998 BIO-CHEM Laboratory Systems, Inc. and Biotecnica Instruments S.p.A.; (vii) Addendum dated May 19, 1999 between Elan Holding d.b.a. Elan Diagnostics and Biotecnica Instruments S.p.A.; and (viii) Addendum dated January 18, 2000 between Elan Holding d.b.a. Elan Diagnostics and Biotecnica Instruments S.p.A.

10) [Intentionally Omitted]"

(c) Schedule 1.27 is hereby amended as follows:

(i) Item 1 under "Patents" is hereby amended by adding the following at the end thereof: "(expired March 2003)".

(ii) Item 3 under "Patents" is hereby amended by adding the following at the end thereof: "(expired May 2000)".

(d) Schedule 1.43, item 6 is hereby amended by adding the following as the second sentence thereof:

"Diesse reiterated its position in several subsequent letters (see Schedule 3.26)."

(e) Schedule 3.7 is hereby amended as follows:

(i) Item 5 is hereby amended and restated in its entirety as follows:

"5. [Intentionally Omitted]"

(ii) A new item 9 is hereby added as follows:

"9. See Schedule 3.26."

(f) Schedule 3.22 is hereby amended by adding a new item 1 as follows:

"1. See Schedule 3.26."

(g) Schedule 3.26 is hereby amended by adding the following items at the end thereof:

1. There is currently a disagreement between Biotecnica Instruments and EDX regarding the following: 1) minimum number of ATAC 8000 to be purchased by EDX for 2002, 2003 and 2004; 2) the right of first refusal for the BT1000; and 3) the right of first refusal for the BT3000, all as more specifically set forth in one letter dated October 24, 2002 and two letters dated October 25, 2002 from Mario Lepri of Biotecnica Instruments to John Hannon of EDX, and a letter dated November 12, 2002 from John Hannon, EDX to Mario Lepri, Biotecnica Instruments.

2. Letter to EDX from Taylor & Taylor Company Ltd., dated October 28, 2002.

3. Letter to Taylor & Taylor Company Ltd. from EDX, dated November 12, 2002.

4. Letter to EDX from Biotecnica Instruments S.p.A., dated March 31, 2003.

5. Letter to Biotecnica Instruments S.p.A. from EDX, dated April 8, 2003.

6. Letters to EDX from Biotecnica Instruments S.p.A., dated April 17, 2003.

7. Letter to EDX from McElroy, Deutsch & Mulvaney, LLP, counsel to Biotecnica Instruments S.p.A., dated April 17, 2003.

8. Letter to McElroy, Deutsch & Mulvaney, LLP, counsel to Biotecnica Instruments S.p.A., from Cahill Gordon & Reindel, dated April 21, 2003.

9. Letter to Cahill Gordon & Reindel from McElroy, Deutsch & Mulvaney, LLP, counsel to Biotecnica Instruments S.p.A., dated April 25, 2003.

10. Letter to Cahill Gordon & Reindel from McElroy, Deutsch & Mulvaney, LLP, counsel to Biotecnica Instruments S.p.A., dated April 28, 2003.

11. Letter to McElroy, Deutsch & Mulvaney, LLP, counsel to Biotecnica Instruments S.p.A., from Cahill Gordon & Reindel, dated April 28, 2003.

12. Letter to EDX from Diesse Diagnostica Sense S.p.A., dated October 25, 2002.

13. Letter to Diesse Diagnostica Sense S.p.A. from EDX, dated February 18, 2003.

14. Letter to EDX from Diesse Diagnostica Sense S.p.A., dated February 27, 2003.

15. Letter to EDX from Diesse Diagnostica Sense S.p.A., dated March 21, 2003.

16. Letter to Diesse Diagnostica Sense S.p.A. from EDX, dated March 26, 2003.

17. Letter to EDX from Diesse Diagnostica Sense S.p.A., dated March 31, 2003.

18. Letter to Diesse Diagnostica Sense S.p.A. from EDX, dated April 2, 2003.

19. Letter to EDX from Diesse Diagnostica Sense S.p.A., dated April 2, 2003.

20. Letter to Diesse Diagnostica Sense S.p.A. from EDX, dated April 3, 2003.

21. Letter to Diesse Diagnostica Sense S.p.A. from EDX, dated April 11, 2003.

22. Letter to EDX from Diesse Diagnostica Sense S.p.A., dated April 14, 2003.

23. Letter to Diesse Diagnostica Sense S.p.A. from EDX, dated April 14, 2003.

24. Letter to EDX from Mechatronics B.V., dated January 16, 2003.

25. Letter to Mechatronics B.V. from EDX, dated February 25, 2003.

26. Letter to Stanbio Laboratory Inc. (encl. Quality System Assessment Report) from EDX, dated February 24, 2003.

27. Letter to EDX from Stanbio Laboratory Inc., dated March 10, 2003.

28. Letter to EDX from bioMerieux, Inc, dated March 6, 2003."

ARTICLE III

ADDITIONAL AGREEMENTS

Section 3.1. Additional Agreements.

(a)  *

(b) *

(c) *

(d) *

(e) *

ARTICLE IV

MISCELLANEOUS

Section 4.1. Effect on the Agreement.

Except as otherwise expressly provided by this Amendment, the terms and conditions of Agreement remain unaltered. The Agreement and this Amendment shall be read and construed as one agreement.

Section 4.2. Governing Law.

This Amendment shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof; including all matters of construction, validity and performance (including Sections 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choices of law and conflict of law rules).

Section 4.3. Counterparts; Headings.

This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes. The Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed in its name by a duly authorized officer as of the day and year first above written.

PARENT:         ELAN PHARMACEUTICALS, INC.

By: /s/ Jean M. Duvall
Jean M. Duvall
Secretary and Vice President

SELLER:         ELAN DIAGNOSTICS, INC.

By: /s/ Jean M. Duvall
Jean M. Duvall
Secretary

BUYER:              NOVITRON INTERNATIONAL, INC.

By: /s/ Israel M. Stein
Israel M. Stein
Chairman of the Board and Chief Executive Officer

CLINICAL DATA         CLINICAL DATA INC.

By: /s/ Israel M. Stein
Israel M. Stein
Chairman of the Board and Chief Executive Officer